UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Purchase and Sale Agreement with Wind Capital Group

On May 15, 2015, Pattern Energy Group Inc. (“Pattern Energy”), consummated a Purchase and Sale Agreement (the “WCG PSA”) with Wind Capital Group, LLC (“LC Seller”), a Delaware limited liability company, and Lincoln County Wind Project Finco, LLC (“PR Seller”), a Delaware limited liability company, pursuant to which Pattern Energy purchased at closing (the “LC and PR Closing”):

(1)	from LC Seller, 100% of the membership interests in Lost Creek Wind Finco, LLC (“Lost Creek Finco”), a Delaware limited liability company, which owns 100% of the Class B membership interests in Lost Creek Wind Holdco, LLC (“Lost Creek Holdco”), a Delaware limited liability company that owns 100% of the membership interests in Lost Creek Wind, LLC, a Delaware limited liability company that owns and operates a 150 MW wind energy project in King City, Missouri; and

(2)	from PR Seller, 100% of the membership interests in Lincoln County Wind Project Holdco, LLC (“Lincoln County Holdco”), a Delaware limited liability company, which owns 100% of the Class B membership interests in Post Rock Wind Power Project, LLC, a Delaware limited liability company that owns and operates a 201 MW wind energy project in Ellsworth and Lincoln Counties, Kansas.

The acquisition of the membership interests in Lost Creek Finco and the Lincoln County Holdco was for a final aggregate consideration of approximately $242 million. In addition, in connection with the LC and PR Closing, Pattern Energy assumed certain project-level indebtedness and ordinary course performance guarantees securing project obligations.

The foregoing description of the WCG PSA does not purport to be a complete description and is qualified in its entirety by reference to the full text of the WCG PSA which is attached hereto as Exhibit 2.1 and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On May 18, 2015, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

b.	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

d. Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement dated as of April 1, 2015 by and between Wind Capital Group, LLC, a Delaware limited liability company, Lincoln County Wind Project Finco, LLC, a Delaware limited liability company, and Pattern Energy Group Inc., a Delaware corporation

99.1	Press release issued by Pattern Energy Group Inc. dated May 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2015

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
	Name:	Kim H. Liou
	Title:	Secretary